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                                                                    EXHIBIT 10.6

                            MANAGEMENT FEE AGREEMENT


            THIS MANAGEMENT FEE AGREEMENT (this "Agreement"), effective as of May 24, 1996, is entered into by and between ADVANTA PARTNERS LP, a Pennsylvania limited partnership ("AP"), and RMH SALES & MARKETING CONSULTING, INC., a Pennsylvania corporation ("RMH").


                                    RECITALS


            WHEREAS, AP owns a substantial portion of the capital stock of RMH;

            WHEREAS, AP desires to offer RMH the ability to obtain certain management support services that AP is able to provide to its portfolio companies in a cost effective manner; and

            WHEREAS, RMH may, from time to time, desire to obtain some or all of such services from AP, as the management of RMH deems appropriate; and

            NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions stated below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, AP and RMH, intending to be legally bound, agree as follows:

SECTION 1:  MANAGEMENT SUPPORT SERVICES TO BE PERFORMED BY AP FOR RMH.

            In consideration of the fees set forth in Section 2, AP agrees to perform the following services for RMH, upon RMH's request:

            Provide technical and management assistance to RMH, including (i) causing representatives of AP to perform duties as board members and officers of RMH without separate compensation therefor; and (ii) providing guidance and advice on such subjects as strategic direction; budgeting; recruiting; financing; and establishing a management compensation system.

SECTION 2:  FEES

            RMH shall pay an annual fee of $100,000 to AP for the services provided pursuant to this Agreement. Such fee shall be paid in quarterly installments in arrears with the first $25,000 installment being due and payable on June 30, 1996 (pro-rated for the first partial calendar quarter); provided, however, that no such installment or installments shall be paid if an Event of Default as defined in that certain Credit Agreement of even date herewith between RMH and Chemical Bank, or Agent, shall have occurred and be continuing; provided, further,

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that if such Event of Default is subsequently cured, all such fees which were not paid by reason of the first proviso herein may be paid on the next intallment date or dates to the extent such payment would not cause an Event of Default.

SECTION 3:  EXTRAORDINARY SERVICES.

            In the event AP is required to perform any extraordinary services, including without limitation investment banking services, or undertake an extraordinary project in carrying out those services contemplated in Section 1, AP and RMH shall, in good faith, negotiate an additional fee which shall be paid to AP by RMH, and in the event the parties are unable to agree upon the amount of such extra fee, AP shall not be obligated to perform such extraordinary services.

SECTION 4:  OUT-OF-POCKET EXPENSES

            All reasonable and necessary out-of-pocket expenses incurred by AP in carrying out its foregoing obligations under Section 2 shall be reimbursed by RMH promptly upon demand by AP.

SECTION 5:  AP'S PERFORMANCE STANDARD.

            AP shall perform all of its obligations set forth in Section 2 with all due care, in a commercially reasonable manner, and in a manner consistent with its own administrative practices and standards or the standards prevailing in the telemarketing industry, whichever standard of conduct is more stringent.

SECTION 6:  COMPLIANCE WITH LAW.

            Each party represents, warrants and covenants to the other party that all of its practices and acts in connection with this Agreement are and at all times will be in compliance with all applicable federal, state and local laws, statutes, rules and regulations.

SECTION 7:  LIABILITY.

                  (a) Indemnification. RMH agrees to indemnify and hold AP harmless from all claims and liabilities (including attorney's fees) incurred or assessed against it in connection with the performance of services, except such as may arise from AP's own negligent action, negligent failure to act, willful misconduct or willful violation of applicable law.

                  (b) No Personal Liability. No liability shall attain in favor of one party to this Agreement against any officer, director or employee of the other party. The party attaining such liability agrees to look solely to the assets of the other party for satisfaction.

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SECTION 8:  TERM.

            This Agreement shall extend for a term of five years from the date first set forth above and shall be automatically renewed for additional one-year periods unless written notice of termination is given by either party to the other at least 45 days prior to the end of any such period or subsequent renewal period.

SECTION 9:  INDEPENDENT CONTRACTOR STATUS OF AP.

            The relationship of AP to RMH is that of independent contractor. Nothing herein shall be construed as constituting a partnership, joint venture or agency between AP and RMH.

SECTION 10: CONFIDENTIALITY.

            It is understood between the parties hereto that during the term of this Agreement, each of the parties may be dealing with confidential information and processes which are the other party's property, used in the course of its respective business. Each of the parties agrees that it will not intentionally disclose any such confidential information to anyone, directly or indirectly, without the prior consent of the other party.

SECTION 11: MISCELLANEOUS.

                  (a) No Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party, which, because of the nature of the parties' respective obligations hereunder, may be declined by such party for any reason or no reason.

                  (b) Notices. Any notice or other communication required or permitted to be given under this Agreement must be in writing and will be deemed effective when delivered in person or sent by facsimile, cable, telegram or telex, or by overnight courier or registered or certified mail, postage prepaid, return receipt requested, to the following addresses:

                        If to Advanta Partners LP:
                                Advanta Partners LP
                                Five Horsham Business Center
                                300 Welsh Road
                                Horsham, PA 19044
                                Attention:  Anthony P. Brenner
                                Telephone:  (215) 830-6450
                                Telecopier: (215) 830-6499
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                        If to RMH Sales and Marketing Consulting, Inc.
                                RMH Sales and Marketing Consulting, Inc.
                                40 Morris Avenue
                                Bryn Mawr, PA 19010
                                Attention:  Raymond J. Hansell
                                Telephone:  (610) 520-5300
                                Telecopier: (610) 520-5354

                  (c) Amendment. This Agreement may be amended, and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only by a written document signed by authorized representatives of the parties hereto.

                  (d) Choice of Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any and all legal actions brought by one party against the other shall be brought in the state or federal courts of the Commonwealth of Pennsylvania.

                  (e) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes any and all prior oral or written understandings and agreements between the parties regarding the subject matter addressed in this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, effective as of the date specified at the beginning hereof.


ADVANTA PARTNERS LP                     RMH SALES AND MARKETING CONSULTING, INC.
By AP Capital, Inc., general partner


By: /s/ Mitchell L. Hollin              By: /s/ MarySue Lucci Hansell
   ---------------------------------       -------------------------------------
   Name: Mitchell L. Hollin                Name: MarySue Lucci Hansell
   Title: Vice-President                   Title: President